UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2017

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37370	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Arava St., pob 1206, Airport City, Israel, 7010000

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code +972-3-600-9030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2017, Mr. Moshe Gidansky informed My Size, Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”), effective immediately. Mr. Gidansky’s resignation was due to personal reasons and not due to any disagreement with the Company.

Effective May 1, 2017, the Board appointed Oren Elmaliah to fill the vacancy created by Mr. Gidansky’s departure. Mr. Elmaliah will serve as a director until the 2018 annual meeting of stockholders or until his successor is elected and qualified.

Mr. Elmaliah, age 33, has experience in the fields of finance, accounting, and finance regulation. Mr. Elmaliah is the founder of Accounting Team, a financial consultancy and service provider to public companies traded in Israel and abroad. Mr. Elmaliah serves as a local regulation officer for LG Electronics Israel and is the Chief Financial Officer of Presstek Israel. In addition, he holds a controller position in two publicly traded companies; Chiasma Inc. (CHMA) and BioBlast Pharma (ORPN). Prior to founding Accounting Team, Mr. Elmaliah held a position for 4 years as a financial director in a consulting firm where he focused on public reporting. Prior to this position, Mr. Elmaliah worked as a consultant on an internal audit team for RSM International. Mr. Elmaliah holds a B.A in Accounting and Economics and a Msc. in Finance from Tel Aviv University, Israel. He is a licensed Certified Public Accountant.

There are no arrangements or understandings between Mr. Elmaliah and any other persons pursuant to which Mr. Elmaliah was elected as a director. In addition, Mr. Elmaliah has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Item 8.01 Other Events.

On May 3rd, 2017, Lightcom (Israel) Ltd., an Israeli company, alleging that it is a shareholder of the Company, filed a motion with the Tel Aviv District Court (Financial Division) to approve an action against the Company as a shareholders' class action. The subject matter of the action appears to be an immediate report filed by the Company on April 19th, 2017. The Court ordered the Company to respond to the motion by September 2nd, 2017. The Company is reviewing the action and the motion together with its legal counsel and will report its initial response in due course.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MY SIZE, INC.

Date: May 4, 2017	By:	/s/ Ronen Luzon
	Name:	Ronen Luzon
	Title:	Chief Executive Officer

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